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                                                                EXHIBIT 10.2

                        AGENCY AGREEMENT


This agreement is made as of the 13th day of March, 1998 between Medallion Funding Corp., a Delaware corporation (the "Issuer"), and Bank of Montreal Trust Company, a trust company organized and existing under the laws of the State of New York ("BMTC").

Whereas the Issuer desires to appoint BMTC to act as its issuing agent, paying agent and depositary with respect to certain unsecured short-term promissory notes to be issued and sold by the Issuer from time to time and BMTC desires to accept such appointment;

Now, therefore, in consideration of the premises and for other good and valuable consideration, the parties agree to the following.

1.       Appointment of Agent

    Subject to the terms and conditions of this Agreement, the Issuer hereby appoints BMTC to act as the issuing agent, paying agent and depositary for the short-term promissory notes issued and sold by the Issuer from time to time during the term of this Agreement. Such short-term promissory notes shall be referred to in this Agreement as the "Notes", which shall, without restricting the generality of the foregoing and unless the context otherwise requires, include the Physical Notes, the Book-Entry Notes and the Master Notes, each as hereinafter defined. The Notes will be secured by certain assets of the Issuer pursuant to an Amended and Restated Security Agreement between the Issuer and Fleet Bank, N.A., as secured party (in such capacity, the "Collateral Agent").

2.  The Notes

    (a) The Issuer may issue and sell the Notes either (i) in certificated physical form in substantially the forms set out in Schedule A to this Agreement (the "Physical Notes"), or (ii) in electronic book-entry form through The Depository Trust Company ("DTC") and DTC's nominee from time to time ("DTC's Nominee"), currently Cede & Co. (the "Book-Entry Notes").

    (b) Where Notes are issued and sold by the Issuer as Book-Entry Notes, they will be represented by a master note in substantially the form set out in Schedule B to this Agreement to be registered in the name of DTC's Nominee and held by the Agent on behalf of DTC (the "Master Note").
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3.  Supply of Physical Notes; Certificates; Delivery
    Instructions

    (a) The Issuer shall from time to time furnish the Agent with an adequate supply of Physical Notes, serially numbered but not authenticated and with the face or principal amount, date of issue and maturity date left blank. Each such Physical Note shall have been duly executed on behalf of the Issuer by the manual or facsimile signature of an authorized person. The Agent is authorized to honor such facsimile signatures if it is satisfied that they resemble the facsimile specimens as shall from time to time be filed with the Agent by the Issuer.

    (b) When any Physical Notes are delivered by the Issuer to the Agent, the Agent will acknowledge receipt by returning a receipt form to the Issuer. All Notes delivered to the Agent shall be held by it for the Issuer's account for safekeeping, and the Agent shall immediately advise the Issuer if the Agent should become aware of the loss, disappearance or theft of any blank Physical Note held by it for safekeeping.

    (c) By an appropriate certificate of designation, the Agent shall furnish the Issuer from time to time with the names and manual or facsimile signatures of the designated officers and employees of the Agent who are authorized to issue receipts for Notes and to complete, countersign and deliver the Notes pursuant to Section 5.

    (d) The Issuer shall from time to time furnish the Agent with incumbency certificates respecting the persons authorized to execute the Physical Notes by manual or facsimile signature or countersignature. In addition, the Issuer shall furnish the Agent with a letter substantially in the form set out in Schedule C, designating those officers, employees and agents of the Issuer authorized to issue instructions to the Agent ("Authorized Person" or "Authorized Persons"), and the Agent shall be entitled to rely upon such letter, and any amendments thereto or replacements thereof, until such time as the Agent shall have received from the Issuer written notice to the contrary. No person, other than an Authorized Person, is authorized to issue instructions to the Agent.

    (e) An Authorized Person may from time to time furnish the Agent with instructions respecting the persons to whom Physical Notes are to be delivered.



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4.  Authentication and Delivery; Risk of Non-receipt of
    Final Payment

    (a) In accordance with any specific procedures set out in Schedule D to this Agreement, an Authorized Person shall cause to be delivered in writing, or shall transmit by telephone (in all instances confirmed in writing), on-line terminal apparatus, telex or facsimile, instructions to the Agent with respect to the issuance of Notes.

    (b) In the event that Physical Notes are to be issued, the Agent will, in accordance with the Issuer's instructions given in accordance with subsection (a) of this section:

         (i) complete each Physical Note as to face or principal amount, date of issue, maturity date, cities of payment and, if the Note is to be interest bearing, the interest rate, and insert the word "bearer", if applicable, or the name of the payee;

        (ii) cause each Physical Note to be authenticated by at least one duly authorized officer or employee of the Agent designated for that purpose; and

       (iii) deliver each Physical Note to or for the account of such person as the Agent shall have been instructed
              (A) against payment, or (B) against receipt and undertaking to remit funds by wire, or (C) in exchange for other outstanding Physical Notes in like aggregate amount, in accordance with the instructions of the Issuer.

    All Physical Notes once duly authenticated and delivered by the Agent shall constitute legal, valid and binding obligations of the Issuer.

    (c) In the event that Book-Entry Notes are to be issued, the Agent will, in accordance with the Issuer's instructions given in accordance with subsection (a) of this section:

         (i) assign a CUSIP number to each issue using numbers provided beforehand by Standard and Poors CUSIP
              Bureau; and

        (ii) enter an issuance instruction (via a computer link with DTC) listing descriptive information and all settlement details of the issuance.

    (d) It is understood that, when the Agent is instructed to deliver the Physical Notes against payment, delivery of


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         the Physical Notes and the receipt of payment therefore
         are not completed simultaneously. The risk of nonreceipt of payment shall be borne by the Issuer, the Agent shall have no responsibility or liability therefor, and the risk of the Issuer shall continue until final payment has been received by the Agent. Payment with respect to a transaction shall not be final until the Agent shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or are deemed by the Agent to be specifically applicable, to such transaction. A debit by the Agent to any account of a person to whom or for whose account the Physical Notes shall have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Agent of immediately available, irreversible and unencumbered funds.

    (e) The Agent will deposit all proceeds of payment for the Notes into the Issuer's applicable commercial paper account with the Agent, as set out in Schedule E (each, a "Commercial Paper Account"). It is understood that as a matter of bookkeeping convenience the Agent may credit a Commercial Paper Account with the proceeds of the Notes prior to the Agent's actual receipt of final payment therefor and that such bookkeeping credits may also be reflected on the Agent's books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Agent's actual receipt of final payment and may be reversed by the Agent to the extent that such payment is not received.

    (f) Although it is acknowledged that it will be standard procedure, the Agent shall not be obligated to transfer funds from a Commercial Paper Account before final payment for the Notes has been received by the Agent. If, however, the Agent elects in its sole discretion to permit such a transfer, the Issuer shall nonetheless continue to bear the risk of nonreceipt of final payment, and to the extent that final payment for any of the Notes delivered on any day is not received by the close of business on that day, the Issuer will immediately upon demand reimburse the Agent for the amount so transferred in anticipation of final payment.




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    (g)  In the event that a discrepancy exists between any
         telephonic instructions received by the Agent and the written confirmation received by the Agent, oral instructions which have been acted upon shall be deemed the controlling and proper instructions. The Agent is entitled to rely on any communication, written or oral, which is reasonably believed by the Agent to be genuine and to have been sent or signed by any Authorized Person.

5.  Payment of Notes at Maturity

    (a) The Agent is authorized, without further instruction, to pay all matured Notes either when presented to the Agent physically at such offices of the Agent as set out in Schedule F, or in the case of Book-Entry Notes, when presented by way of a debit for the maturity amount via computer link from DTC. The Issuer shall be responsible for providing the Agent with sufficient funds in such account to pay the Notes as they mature. In the event that, on any day that Notes mature, the Issuer shall not have provided the Agent with sufficient funds to pay all of such Notes by 1:00 P.M., the Agent shall notify the Issuer and the Collateral Agent immediately by telephone (confirmed in writing promptly thereafter) of such insufficiency. If the Agent shall elect, in its sole discretion, to pay a Note in anticipation of sufficient funds being in such account, and final payment of such funds is not made to such account by the close of business on the date of such payment, the Issuer shall immediately upon demand reimburse the Agent for all amounts so paid by it, plus interest thereon at the Agent's prime rate of interest, from the date of the Agent's payment to the date of reimbursement in full by the Issuer. As used herein, "prime rate of interest" means the per annum rate of interest established from time to time by the Agent as the reference rate it will use to determine the rates of interest on loans to customers in the currency of the Agent's payment in the particular case, and designated as prime rate.

    (b) (i) Upon the payment in full of a Physical Note delivered to an Agent, the Agent shall cancel it and:

        (ii)  return it to the Issuer,

       (iii) unless the Agent and the Issuer agree in writing that the Agent shall retain it for a period of one year, within the following year destroy it and



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              deliver a letter of confirmation of such
              destruction to the Issuer.

    (c) The Agent agrees to take all reasonable care in accepting Physical Notes presented for payment at maturity. Such care will include a check on the issue number of the Physical Note, its format and signatures. In the event of a discrepancy, the Agent may telephone any Authorized Person, and may act in accordance with instructions which it then receives from the Authorized Person.

6.  Effect of Change of Officers

    If any officer of the Issuer whose facsimile signature or countersignature appears on any Physical Note shall cease to be such officer before the Physical Note has been delivered by the Agent, the Physical Note may nevertheless be authenticated, issued and delivered with the same effect as though the signatory had not ceased to be such officer. The Agent is hereby authorized to pay each Physical Note in accordance with its terms notwithstanding (a) any changes in the office or authority of the signatory of any Physical Note which occur between the time of signature and the time of payment of such Physical Note, or (b) any changes which occur between the time of authentication and the time of payment of any Physical Note in the office or authority of the officer of the Agent who authenticated such Physical Note. The provisions of this section 6 also apply to Master Notes.

7.  Issuer's Representations and Warranties

    The Issuer hereby represents and warrants to the Agent, which shall be a continuing representation and warranty, that: (1) all Physical Notes and the Master Notes delivered to the Agent by the Issuer pursuant to this Agreement have been duly and validly authorized and, when duly completed, signed, countersigned, and delivered pursuant hereto, will constitute the legal, valid and binding obligations of the Issuer and
    (ii) the execution, delivery and performance of this Agreement are within the Issuer's powers, and have been duly authorized by all required action on the part of the Issuer.

8.  Responsibility for Purchaser Creditworthiness

    The Issuer acknowledges that it is and will continue to be solely responsible for making its own independent appraisal of and investigation into the financial condition and creditworthiness of each person to whom or for whose account the Agent is instructed to issue the Notes, and the Issuer confirms to the Agent that the Agent is under no obligation


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    to the Issuer to assess or review the financial condition or creditworthiness of any such person or to advise it as to the results of any such appraisal or investigation the Agent may have conducted on its own or of any adverse information concerning any such person that may in any way have come to the Agent's attention.

9.  Term and Termination

    (a) This Agreement is effective as of the date first above written, and may be terminated at any time by the Issuer or the Agent in accordance with the following.

    (b) The Issuer may terminate this Agreement at any time by giving thirty days' advance written notice to the Agent; provided, however, to the extent there are any outstanding Notes on such termination dates, this Agreement shall remain in full force and effect with respect to such Notes until maturity thereof, provided further that, unless the Issuer shall have appointed a successor, the current Agent shall continue to perform its obligations under this Agreement until the earlier to occur of:

         (i)  the payment in full of all Notes; and

        (ii) a successor Agent has been appointed by the Issuer and has accepted said appointment.

    The Agent shall deliver within a reasonable time to the Issuer, as may be applicable, all canceled or unissued Physical Notes and Master Notes then held by the Agent and copies of all current records relating to the issuance and payment of the Notes requested by the Issuer and shall transfer the funds if any then held by it in the Commercial Paper Account in accordance with the instructions of the Issuer. The Agent shall thereafter be discharged from any future duties and obligations under this Agreement. Such termination shall not affect the rights or the obligations of the Issuer under the Notes or hereunder, or of the terminated Agent hereunder with respect to actions, omissions and events occurring prior to such termination.

    (c) The Agent may terminate this Agreement as to its own services at any time by giving thirty days' advance written notice to the Issuer effective upon the appointment of a successor Agent and the assignment and acceptance of this Agreement to the successor Agent.
         The Agent shall deliver to the Issuer, or upon the Issuer's written direction, to a successor agent, as may be applicable, all canceled or unissued Physical Notes


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         and Master Notes then held by the Agent and copies of
         all current records relating to the issuance and payment of the Notes requested by the Issuer and shall transfer the funds if any then held by it in the Commercial Paper Account in accordance with the instructions of the Issuer. The Agent shall thereafter be discharged from any future duties and obligations under this Agreement. Any outstanding Physical Notes countersigned by the Agent shall remain in full force and effect until such Physical Notes have been paid in full. Such termination by the Agent shall not affect the rights or the obligations of the Issuer under the Notes or hereunder, or of the Agent hereunder with respect to actions, omissions and events occurring prior to such termination.

10. Care by the Agent

    In performing its obligations under this Agreement, the Agent will take the same care as a prudent and careful person with the facilities of a bank may fairly be expected to take of his own property of like description.

11. Conditions Precedent

    As a condition precedent to any obligations on the part of the Agent hereunder, respectively, the Agent shall have received from the Issuer:

    (a) duly certified copies of standing authorizations and appropriate opinions regarding the authorization of the appropriate officers of the Issuer to execute and deliver this Agreement and any and all instruments, agreements, certificates and documentation reasonably necessary to implement the issuance of the Notes; and

    (b) an opinion of counsel that registration of the Notes under the Securities Act of 1933 (US) is not required for the sale of the Notes in the manner contemplated by the Issuer.

12. Indemnification

    (a) The Issuer shall indemnify and save harmless the Agent and its respective successors, directors, officers, and employees from and against any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever, including reasonable legal fees, which may be imposed on, incurred by, asserted against, or made by, them or any of them, as the result directly or indirectly of the holding,


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         issuance, delivery, payment or non-payment of the Notes
         in accordance with this Agreement, or the receipt by, or delivery to, the Agent of any checks or funds in payment for the Notes in accordance with this Agreement, except any liabilities, obligations, losses, damages, payments, costs or expenses arising out of gross negligence or willful misconduct on the part of the Agent or any of its officers, employees, or agents in performing this Agreement. The Agent shall have no liability or obligation in any respect whatsoever as to Physical Notes delivered by it upon instructions which are in accordance with the terms of this Agreement and which are received, or believed to have been received, from any Authorized Person and relied upon by the Agent reasonably and in good faith.

13. Notices

    Unless otherwise specified herein, all notices or other communications to be given in connection with this Agreement shall be in writing, and shall be given by personal delivery or prepaid registered mail addressed as follows:

    if to the Issuer:

    Medallion Funding Corp.
    437 Madison Avenue
    New York, New York  10022
    Attention:

    Telephone: (212) 328-2100
    Facsimile: (212) 328-2155

    if to BMTC:

    Bank of Montreal Trust Company
    Wall Street Plaza
    88 Pine Street - 19th Floor
    New York, NY  10005
    Attention: Vice President and General Manager

    Telephone:  (212) 701-7650
    Facsimile:  (212) 701-7664

    if to the Collateral Agent:

    Fleet Bank, N.A.
    1185 Avenue of the Americas
    New York, New York  10036
    Attention: Finance Companies



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    Telephone:  (212) 819-6130
    Facsimile:  (212) 819-6212

    or to such other address or number as any party may from time to time notify the other parties in accordance with this provision. All notices or other communications given in accordance with this provision shall be deemed to have been received by the addressee: if given by personal delivery, on the date of delivery; or if given by prepaid registered mail, on the fifth business day following the date of mailing (except in the event of a disruption of postal service).

14. Amendments; Assignment

    This Agreement may only be amended by a further written agreement signed by the parties hereto. Neither party hereto may assign any of the rights or obligations hereunder without the consent of the other party hereto.

15. Schedules

    The Schedules attached to this Agreement are hereby incorporated into and form part of this Agreement.

16. Counterparts

    This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when executed executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same Agreement.

17. Headings

    The section headings are inserted for convenience of reference only and do not form part of this Agreement.

18. Governing Law

    (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    (b) For any action related to the judicial enforcement or interpretation of this Agreement, each of the parties hereto expressly submits to the nonexclusive jurisdiction of the state or federal courts located in the County of New York in the State of New York. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing


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         of copies thereof by registered or certified mail,
         postage prepaid, to such party at its address for notice under this Agreement, such service to become effective five (5) days after such mailing. Each of the parties hereto hereby stipulates that the venues referenced in this Section 18 are convenient, and each waives any objection that it may now or hereafter have relating to the venue or convenience of such courts.

    (c) The parties hereto hereby agree that no party shall request a trial by jury in the event of litigation between them concerning this Agreement or any claims or transactions in connection herewith, and any right to trial by jury is expressly waived. Each of the parties hereto hereby acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.


In witness whereof the parties hereto have caused the execution of this Agreement by their properly authorized signatories.



                             MEDALLION FUNDING CORP.



                             By: /s/ Allen S. Greene
                                ___________________________

                                    Chief Operating Officer
                             Title:________________________



                             By: /s/ Daniel F. Baker
                                ___________________________

                                    Chief Financial Officer
                             Title:________________________



                             BANK OF MONTREAL TRUST
                               COMPANY


                             By: /s/ Terese Gaballah
                                ___________________________

                             Title: Vice President
                                   ________________________










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